Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of PGIM Private Credit Fund of our report dated March 18, 2025, relating to the financial statements and financial highlights of PGIM Private Credit Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 30, 2025